SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Vizacom, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                           22-3270045
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification no.)

3512 Veterans Memorial Highway, Bohemia, NY                       11716
 (Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.                                       box.
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X
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Securities Act registration statement file number to which this form relates:

--------------------
      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
       -------------------                     ------------------------------

Preferred Stock Purchase Rights             Boston Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.

     Reference is hereby made to the Form 8-A of Vizacom, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") on April 1, 1998 (the "Form 8-A"), and such Form 8-A is incorporated herein by reference.

     On June 27, 2002, the Company executed an Amendment to Rights Agreement (the "Amendment"), amending that certain Rights Agreement dated March 31, 1998 (the "Rights Agreement") by and between the Company and American Stock Transfer and Trust Company ("AST") as Rights Agent, filed with the Commission as Exhibit
4.1 to the Form 8-A. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Rights Agreement, as amended by the Amendment.

     As more fully set forth in the Amendment, the Amendment amends the Rights Agreement such that:

     o The definition of "Acquiring Person" under Section 1(a) of the Rights Agreement, as amended, excludes from such definition Trautman Wasserman & Co, Inc., TW Private Equity Corp., Trautman Wasserman 8701 Opportunities Fund LP, Gregory Trautman, Samuel Wasserman, Douglas Greenwood, Mark Barbera, or any of their respective Affiliates or Associates (collectively, the "Trautman Holders");

     o The acquisition of 20% or more of the outstanding Common Stock by the Trautman Holders shall not be deemed to be an event triggering the issuance of Rights under Section 3(a) of the Rights Agreement; and

     o The redemption price set forth in Section 23(a) of the Rights Agreement, as amended, is fixed at $.0001.

     A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such Amendment.

ITEM 2.   EXHIBITS.

     4.1 Amendment to Rights Agreement, dated as of June 27, 2002, between Vizacom, Inc. and American Stock Transfer & Trust Company, as Rights Agent.


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

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   August 15, 2002                VIZACOM, INC.


                                        By: /s/ Alan W. Schoenbart
                                           ----------------------------
                                        Alan W. Schoenbart
                                        Chief Financial Officer


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

                                  EXHIBIT INDEX

Exhibit                             Description
-------                             -----------

  4.1 Amendment to Rights Agreement, dated as of June 27, 2002, between Vizacom, Inc. and American Stock Transfer & Trust Company, as Rights Agent.


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